Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS THIRD

QUARTER DILUTED EPS OF $1.08

Fiscal 2015 Year-to-date Diluted EPS of $3.72

Dayton, Ohio, (December 2, 2015) -- REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2015 third quarter (“Q3 ’15”) ended October 31, 2015. REX management will host a conference call and webcast today at 11:00 a.m. ET to review the results.

Conference Call:	(212) 231-2920
Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX American Resources’ Q3 ’15 results principally reflect its interests in six ethanol production facilities, compared to seven in the comparable year-ago period. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its four remaining plants are reported as equity in income of unconsolidated ethanol affiliates. During the fiscal 2015 second quarter the Company recorded a $10.4 million pre-tax gain related to the June sale of its 26.6% interest in Patriot Holdings, LLC (“Patriot”). As such, equity in income of unconsolidated ethanol affiliates for the quarter ended October 31, 2015 includes contributions from four ethanol production facilities, compared with five in the comparable year-ago period.

REX’s Q3 ’15 net sales and revenue totaled $110.6 million, compared with $138.4 million in Q3 ’14, principally reflecting reduced ethanol pricing. As a result of the decline in ethanol crush spread margins, the Company’s Q3 ’15 gross profit was $14.3 million, compared with $36.5 million in the prior year period. Equity in income of unconsolidated ethanol affiliates in Q3 ’15 was $1.3 million, compared with $8.8 million in Q3 ’14 primarily as a result of the same industry and pricing factors that impacted REX’s consolidated ethanol production facilities as well as the inclusion in the year-ago period of $4.2 million from the Company’s interest in Patriot (which was sold in Q2’ 15). As a result, income from continuing operations before income taxes and non-controlling interests in Q3 ’15 totaled $11.1 million, compared with $40.6 million in Q3 ’14.

Net income attributable to REX shareholders in Q3 ’15 was $7.5 million, compared with $23.3 million in Q3 ’14, while Q3 ’15 diluted net income per share attributable to REX common shareholders was $1.08 per share, compared to $2.86 per share in Q3 ’14, inclusive of a $0.02 benefit from discontinued operations. Per share results in Q3 ’15 and Q3 ’14 are based on 6,931,000 and 8,170,000 diluted weighted average shares outstanding, respectively. The year-over-year reduction in diluted weighted average shares outstanding reflects the Company’s repurchases in fiscal 2015 to date of 1,044,773 of the Company’s shares pursuant to its repurchase authorizations.

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REX American Resources Q3’ 15 Results, 12/2/15	page 2

REX Executive Chairman of the Board, Stuart Rose, commented, “The third quarter operating environment remained challenging as reflected by the industry-wide year-over-year decline in ethanol crush spread margins. Notwithstanding the current environment, as well as the sale of our interest in Q2 of one of our unconsolidated facilities, REX again leveraged the operational efficiencies and strategic locations of our plants in Q3 and benefited from our elimination of outstanding plant-level debt in fiscal 2014. Our disciplined operating practices and business model, combined with our share repurchase activity, led to Q3 diluted EPS of $1.08 and fiscal 2015 year-to-date diluted EPS of $3.72. In fiscal 2015 to date, we have returned approximately $60.1 million to shareholders through a continuation of our long-term share repurchase program.”

Return of Capital

During the Company’s fiscal third quarter, REX repurchased 280,434 shares of its common stock (at an average price of $49.66 per share). In the first nine months of fiscal 2015 the Company repurchased 1,044,773 shares of its common stock (at an average price of $57.54 per share). Pursuant to REX’s Board of Directors current authorization, the Company has the authority to repurchase an additional 452,809 shares of its common stock. Any future share repurchases will be made in open market or private transactions at prevailing market prices, and all shares purchased will be held in the Company’s treasury for possible future use.

Balance Sheet

At October 31, 2015, REX had cash and cash equivalents of $136.6 million, $53.0 million of which was at the parent company and $83.6 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $137.7 million at January 31, 2015, $82.9 million of which was at the parent company and $54.8 million of which was at its consolidated ethanol production facilities.

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of October 31, 2015 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	111.5	74.7%	83.3
NuGen Energy, LLC (Marion, SD)	117.4	99.5%	116.7
Big River Resources West Burlington, LLC (West Burlington, IA)	106.0	9.7%	10.3
Big River Resources Galva, LLC (Galva, IL)	115.8	9.7%	11.2
Big River United Energy, LLC (Dyersville, IA)	123.7	4.9%	6.1
Big River Resources Boyceville, LLC (Boyceville, WI)	56.9	9.7%	5.5
Total	631.3	n/a	233.1

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REX American Resources Q3’ 15 Results, 12/2/15	page 3

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Average selling price per gallon of ethanol	$1.44	$1.89	$1.45	$2.06

Average selling price per ton of dried distillers grains	$146.64	$145.87	$152.69	$181.54

Average selling price per pound of non-food grade corn oil	$0.26	$0.31	$0.27	$0.33

Average selling price per ton of modified distillers grains	$56.40	$41.78	$70.99	$68.19

Average cost per bushel of grain	$3.62	$3.64	$3.64	$4.14

Average cost of natural gas (per mmbtu)	$3.21	$4.69	$3.82	$6.41

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 631 million gallons of ethanol over the twelve month period ended October 31, 2015. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended October 31, 2015) by the ethanol production facilities in which it currently has ownership interests was approximately 233 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, transportation delays, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statements of operations follow -

REX American Resources Q3’ 15 Results, 12/2/15	page 4

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
Net sales and revenue	$110,584	$138,424	$329,261	$444,580
Cost of sales	96,311	101,934	287,585	332,612
Gross profit	14,273	36,490	41,676	111,968
Selling, general and administrative expenses	(4,720)	(4,350)	(15,629)	(15,369)
Gain on sale of investment	-	-	10,385	-
Equity in income of unconsolidated ethanol affiliates	1,314	8,780	7,857	24,322
Gain on disposal of property and equipment, net	1	-	496	-
Interest and other income	199	107	524	242
Interest expense	-	(454)	-	(1,737)
Income from continuing operations before income taxes and non-controlling interests	11,067	40,573	45,309	119,426
Provision for income taxes	(1,634)	(12,124)	(12,726)	(40,053)
Income from continuing operations including non-controlling interests	9,433	28,449	32,583	79,373
Income (loss) from discontinued operations, net of tax	-	2	-	(2)
Gain on disposal of discontinued operations, net of tax	-	138	-	136
Net income including non-controlling interests	9,433	28,589	32,583	79,507
Net income attributable to non-controlling interests	(1,977)	(5,249)	(4,833)	(12,518)
Net income attributable to REX common shareholders	$7,456	$23,340	$27,750	$66,989

Weighted average shares outstanding – basic	6,915	8,170	7,460	8,157

Basic income per share attributable to REX common shareholders	$1.08	$2.84	$3.72	$8.19

Basic income per share on disposal of discontinued operations attributable to REX common shareholders	-	0.02	-	0.02

Basic net income per share attributable to REX common shareholders	$1.08	$2.86	$3.72	$8.21

Weighted average shares outstanding – diluted	6,931	8,170	7,469	8,168

Diluted income per share attributable to REX common shareholders	$1.08	$2.84	$3.72	$8.18

Diluted income per share on disposal of discontinued operations attributable to REX common shareholders	-	0.02	-	0.02

Diluted net income per share attributable to REX common shareholders	$1.08	$2.86	$3.72	$8.20

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$7,456	$23,200	$27,750	$66,855
Income from discontinued operations, net of tax	-	140	-	134
Net income	$7,456	$23,340	$27,750	$66,989

REX American Resources Q3’ 15 Results, 12/2/15	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands) Unaudited

ASSETS:	October 31, 2015	January 31, 2015
CURRENT ASSETS:
Cash and cash equivalents	$136,626	$137,697
Restricted cash	20	-
Accounts receivable	13,289	8,794
Inventory	23,556	18,062
Refundable income taxes	1,935	3,019
Prepaid expenses and other	7,134	5,810
Deferred taxes-net	2,363	2,363
Total current assets	184,923	175,745
Property and equipment-net	189,126	194,447
Other assets	8,131	6,366
Equity method investments	41,088	80,389
TOTAL ASSETS	$423,268	$456,947
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable – trade	$14,535	$9,210
Accrued expenses and other current liabilities	9,189	10,347
Total current liabilities	23,724	19,557
LONG TERM LIABILITIES:
Deferred taxes	34,690	42,768
Other long term liabilities	-	1,658
Total long term liabilities	34,690	44,426
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	144,814	144,791
Retained earnings	472,188	444,438
Treasury stock, 22,995 shares	(299,668)	(239,557)
Total REX shareholders’ equity	317,633	349,971
Non-controlling interests	47,221	42,993
Total equity	364,854	392,964
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$423,268	$456,947

- statements of cash flows follow -

REX American Resources Q3’ 15 Results, 12/2/15	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Nine Months Ended October 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32,583	$79,507
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, impairment charges and amortization	14,193	12,480
Income from equity method investments	(7,857)	(24,322)
Gain on sale of investment	(10,385)	-
Gain on disposal of real estate and property and equipment, net	(496)	(209)
Dividends received from equity method investments	7,643	19,881
Derivative financial instruments	-	(1,141)
Deferred income tax	(8,078)	5,323
Stock based compensation expense	23	-
Excess tax benefit from stock option exercises	-	(441)
Changes in assets and liabilities:
Accounts receivable	(2,307)	5,900
Inventories	(5,494)	7,874
Other assets	(51)	728
Accounts payable-trade	4,913	2,075
Other liabilities	(2,849)	7,406
Net cash provided by operating activities	21,838	115,061
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,852)	(8,107)
Restricted cash	(20)	500
Restricted investments and deposits	250	273
Proceeds from sale of investment	45,476	-
Proceeds from sale of real estate and property and equipment, net	1,936	596
Other	17	-
Net cash provided by (used in) investing activities	37,807	(6,738)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt	-	(42,226)
Stock options exercised	-	931
Purchase of stock from non-controlling interests holders	(605)	(39)
Excess tax benefit from stock option exercises	-	441
Treasury stock acquired	(60,111)	(8,312)
Net cash used in financing activities	(60,716)	(49,205)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,071)	59,118
CASH AND CASH EQUIVALENTS-Beginning of year	137,697	105,149
CASH AND CASH EQUIVALENTS-End of year	$136,626	$164,267
Non cash investing activities – Accrued capital expenditures	$1,216	$615
Non cash investing activities – Loan receivable granted in connection with sale of real estate	$-	$475

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